SCHEDULE II
                                  INFORMATION WITH RESPECT TO
                     TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
                        SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-TRANSPRO, INC.

                    GAMCO INVESTORS, INC.
                                10/16/00            6,000             3.1042
                                10/13/00            5,000             3.0000
                                 9/29/00            1,500             3.5000
                                 9/28/00            3,500             3.3390
                                 9/27/00           20,000             3.1953
                                 9/26/00           10,000             3.1250
                                 9/25/00            2,000             3.1250
                                 9/14/00            2,000             4.6875
                                 9/13/00            3,000             4.8500
                                 9/12/00            1,800             4.7153
                                 9/11/00              200             4.7500
                                 8/18/00            6,000             4.7920
          GABELLI FUNDS, LLC.
                         GABELLI SMALL CAP GROWTH FUND
                                 9/25/00            2,200             3.1250


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NYSE.

          (2) PRICE EXCLUDES COMMISSION.